Exhibit 23.2

Consent of Independent Auditors

We consent to the use in this Registration Statement on Form S-4 of United Surgical Partners International, Inc., of our reports dated October 5, 2011 and December 8, 2010 relating to the consolidated financial statements of Texas Health Ventures Group, L.L.C. and subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

August 24, 2012